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                                                Item 14(c)
                                               EXHIBIT (11)                           Page 1 of 2
                                           SUNSTATES CORPORATION
                                         STATEMENT RE COMPUTATIONS
                                           OF PER SHARE EARNINGS
                                              (11.1) Primary

                                                                  For the Years Ended December 31,
                                                               1994            1993              1992
Shares used in calculations:
 Weighted average Common Shares outstanding                    902,589        1,048,869        1,213,830
 Weighted average Class B Shares outstanding **              1,661,995        1,475,093        1,274,636
							                                                      ---------        ---------        ---------
 Adjusted weighted average shares outstanding                2,564,584        2,523,962        2,488,466
                                                 							     =========        =========        =========

Net income (loss)                                         $ (7,572,842)      41,368,715      (19,678,451)
Preferred Stock dividends                                   (1,125,686)      (1,397,141)      (1,476,176)
                                                 							     ---------       ----------       ----------
Adjusted net income (loss)                                $ (8,698,528)      39,971,574      (21,154,627)
                                                 							     =========       ==========       ==========


Primary net income (loss) per share and common share equivalent
  (adjusted net income (loss) divided by adjusted weighted
   average common and equivalent shares outstanding)      $      (3.39)           15.84            (8.50)
                                                  						          ====            =====             ====


** Class B Shares converted at 21.125 to 1 conversion rate(17.875 to 1 in 1993 and 15.4375 to 1 in 1992)

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

                                                Item 14(c)
                                                 EXHIBIT (11)                           Page 2 of 2
                                           SUNSTATES CORPORATION
                                        STATEMENT RE COMPUTATIONS
                                          OF PER SHARE EARNINGS
                                          (11.2) Fully diluted

                                                                       For the Years Ended December 31,
                                                                        1994        1993          1992
Shares used in calculations:
  Weighted average Common Shares outstanding                           902,589    1,048,869    1,213,830
  Weighted average Class B Shares outstanding **                     1,661,995    2,011,490    1,274,636
                                                        								     ---------    ---------    ---------
Adjusted weighted average common and equivalent shares outstanding   2,564,584    3,060,359    2,488,466
                                                        								     =========    =========    =========


Net income (loss)                                                 $ (7,572,842)  41,368,715  (19,678,451)
Preferred Stock dividends                                           (1,125,686)  (1,397,141)  (1,476,176)
                                                        								     ---------   ----------   ----------
Adjusted net income (loss)                                        $ (8,698,528)  39,971,574  (21,154,627)
                                                        								     =========   ==========   ==========


Fully diluted net income (loss) per share (adjusted net income (loss)
  divided by adjusted weighted average common and equivalent shares
  outstanding)                                                    $      (3.39)        13.06        (8.50)
                                                        								          ====         =====         ====


** 24.375 conversion rate (21.125 to 1 in 1994 and 15.4375 to 1 in
1992) due to anti-dilutive effect in those years.

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